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                                                           EXHIBIT 10(c)

ING VARIABLE ANNUITIES

MYLES R. TASHMAN
Executive Vice President,
General Counsel and Secretary


January 26, 2000


 Members of the Board of Directors
 Golden American Life Insurance Company
 1475 Dunwoody Drive
 West Chester, PA  19380-1478

 Gentlemen:

 I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to my name under the heading "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

 Sincerely,

/s/ Myles R. Tashman
--------------------
1475 Dunwoody Drive           Tel: 610-425-3405    GoldenSelect Series
West Chester, PA  19380-1478  Fax: 610-425-3735    Issued by Golden American
                                                   Life Insurance Company

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